Exhibit 99.1

The Simply Good Foods Company Announces Offering of Common Stock

DENVER, CO, October 7, 2019 (GLOBE NEWSWIRE) — The Simply Good Foods Company (Nasdaq: SMPL) (the “Company”), a developer, marketer and seller of branded nutritional foods and snacking products, announced today that it intends to offer in an underwritten public offering 13,379,205 shares of the Company’s common stock (the “Offering”).

The Company intends to use the net proceeds from the Offering to pay a portion of the purchase price and related fees and expenses for its previously announced acquisition of Quest Nutrition, LLC, or for general corporate purposes if the acquisition is not consummated.

Goldman Sachs & Co. LLC is acting as sole underwriter for the Offering.

A registration statement (including a prospectus) relating to the common stock was initially filed with the Securities and Exchange Commission (“SEC”) on September 30, 2019 and was declared effective on October 4, 2019. A preliminary prospectus supplement relating to the Offering was filed with the SEC on October 7, 2019.  The Offering will be made only by means of a prospectus supplement and the accompanying prospectus. Before you invest, you should read the registration statement, prospectus and prospectus supplement the Company has made available with the SEC for information about the Company and the Offering.  You may obtain these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the prospectus and preliminary prospectus supplement may be obtained from Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these shares of common stock, nor shall there be any sale of these shares of common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About The Simply Good Foods Company

The Simply Good Foods Company (Nasdaq: SMPL), headquartered in Denver, Colorado, is a highly-focused food company with a product portfolio consisting primarily of nutrition bars, ready-to-drink shakes, snacks and confectionery products marketed under the Atkins®, SimplyProtein® and Atkins Endulge® brand names. Simply Good Foods is poised to expand its wellness platform through innovation and organic growth along with investment opportunities in the snacking space and broader food category. Simply Good Foods aims to lead the nutritious snacking movement with trusted brands that offer a variety of convenient, innovative, great-tasting, better-for-you snacks and meal replacements. For more information, please visit https://www.thesimplygoodfoodscompany.com.

Forward Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by or include words such as “will”, “expect”, “intends” or other similar words, phrases or expressions. These forward-looking statements include statements regarding the potential acquisition of Quest (the “Quest Transaction”), future plans for the Company, the estimated or anticipated future results (including those of Quest) and benefits of the Company’s future plans and operations, future capital structure, future opportunities for the Company, and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties and the Company’s business and actual results may differ materially.

These risks and uncertainties include, but are not limited to, one or more of the closing conditions to the Quest Transaction, not being satisfied or waived; the Quest Transaction not being completed in the timeframe expected by the Company or at all; delays or failures relating to the financing of the Quest Transaction; unexpected costs, charges or expenses resulting from the proposed Quest Transaction; failure to realize the anticipated benefits of the proposed Quest Transaction; difficulties and delays in achieving the synergies and cost savings in connection with the Quest Transaction; changes in the business environment in which the Company operates including general financial, economic, capital market, regulatory and political conditions affecting the Company and the industry in which the Company operates; changes in consumer preferences and purchasing habits; the Company’s ability to maintain adequate product inventory levels to timely supply customer orders; the impact of the Tax Act on the Company’s business; changes in taxes, tariffs, duties, governmental laws and regulations; the availability of or competition for other brands, assets or other opportunities for investment by the Company or to expand the Company’s business; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of the Company’s or Quest’s management team; the completion of our financial statements for the fifty-three weeks ended August 31, 2019; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission from time to time. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date, and cautions investors not to place undue reliance on any such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Investor Contact
Mark Pogharian
Vice President, Investor Relations, Treasury and Business Development
The Simply Good Foods Company
mpogharian@thesimplygoodfoodscompany.com